As filed with the Securities and Exchange Commission on April 29, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

Under
The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-3291317
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue
South San Francisco, California 94080
(650) 624-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James H. Sabry, M.D. Ph.D.
President and Chief Executive Officer
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080
(650) 624-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Donnell, Esq.
Martin J. Waters, Esq.
David B. Crawford, Esq.	Alan K. Mendelson, Esq.
Wilson Sonsini Goodrich & Rosati	Patrick A. Pohlen, Esq.
Professional Corporation	Latham & Watkins LLP
650 Page Mill Road	135 Commonwealth Drive
Palo Alto, CA 94304	Menlo Park, CA 94025
(650) 493-9300	(650) 328-4600

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-112261

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
Title of Each Class	Aggregate	Amount of
of Securities to	Offering	Registration
be Registered	Price (1)	Fee (2)
Common Stock $0.001 par value	$17,250,000	$2,185.58

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)	The Registrant previously registered an aggregate $86,250,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-112261), for which a filing fee of $6,977.63 was previously paid upon the filing of such Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
CERTIFICATE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-112261), originally filed by the Registrant on January 27, 2004 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

CERTIFICATE

     The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on April 29, 2004, (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than April 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, state of California, on April 29, 2004.

CYTOKINETICS, INCORPORATED
By:	/s/ James H. Sabry, M.D., Ph.D.

James H. Sabry, M.D., Ph.D. President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James H. Sabry, M.D., Ph.D.	Director, President and Chief Executive Officer
James H. Sabry, M.D., Ph.D.	(Principal Executive Officer)	April 29, 2004

/s/ Robert Blum	Chief Financial Officer and Senior Vice President, Finance & Corporate Development
Robert Blum	(Principal Financial and Accounting Officer)	April 29, 2004

*

Stephen Dow	Director	April 29, 2004

*

Grant Heidrich, III	Director	April 29, 2004

*

Charles Homcy, M.D.	Director	April 29, 2004

*

William J. Rutter, Ph.D.	Director	April 29, 2004

*

Michael Schmertzler	Director	April 29, 2004

/s/ James A. Spudich, Ph.D.

James A. Spudich, Ph.D.	Director	April 29, 2004

*By:	/s/ James H. Sabry, M.D., Ph.D.

James H. Sabry, M.D., Ph.D. Attorney – in – Fact

The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

EXHIBIT INDEX

Exhibit
Number	Description
* 1.1	Form of Underwriting Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Counsel (included in Exhibit 5.1)
* 24.1	Power of Attorney

*	Incorporated by reference from the Prior Registration Statement.